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
                                             PGI INCORPORATED AND SUBSIDIARIES

                                        FACTS FOR COMPUTATION OF NET LOSS PER SHARE
                                                                 Three Months Ended June 30,       Six Months Ended June 30,
                                                                 ---------------------------      ----------------------------
                                                                    1997            1996             1997             1996
                                                                 ----------      -----------      -----------      -----------
1)   Net loss for period                                         $ (836,000)     $(1,002,000)     $(1,623,000)     $(1,662,000)
2)   Average shares outstanding before assumed exercise of
     stock options and conversion of preferred stock
     and debentures                                               5,317,758        3,317,555        5,317,758        3,317,555
                                                                 ==========      ===========      ===========      ===========
3)   Average shares outstanding from assumed exercise
     of stock options:
        Primary                                                           -                -                -                -
                                                                 ==========      ===========      ===========      ===========
        Fully diluted                                                     -                -                -                -
                                                                 ==========      ===========      ===========      ===========
4)   Average shares outstanding from assumed conversion of
     preferred stock                                              3,760,000        3,760,000        3,760,000        3,760,000
                                                                 ==========      ===========      ===========      ===========
5)   Average shares outstanding from assumed conversion of
     debentures                                                   1,341,076        1,341,076        1,341,076        1,341,076
                                                                 ==========      ===========      ===========      ===========
6)   Cumulative preferred dividends in arrears                   $  160,000      $   160,000      $   320,000      $   320,000
                                                                 ==========      ===========      ===========      ===========
7)   Interest and amortization charged against income for
     debentures during period                                    $  190,000      $   190,000      $   380,000      $   380,000
                                                                 ==========      ===========      ===========      ===========

ADJUSTMENT OF NET LOSS:
-----------------------
     Primary
     -------
        Net loss for period (Line 1)                             $ (836,000)     $(1,002,000)     $(1,623,000)     $(1,662,000)
        Less cumulative preferred dividends in arrears (Line 6)    (160,000)        (160,000)        (320,000)        (320,000)
                                                                 ----------      -----------      -----------      -----------
8)   Adjusted net loss for primary net loss per share            $ (996,000)     $(1,162,000)     $(1,943,000)     $(1,982,000)
                                                                 ==========      ===========      ===========      ===========
     Fully Diluted
     -------------
        Adjusted net loss for primary net loss per share
        (Line 8)                                                 $ (996,000)     $(1,162,000)     $(1,943,000)     $(1,982,000)
        Add cumulative preferred dividends in arrears on
         preferred stock assumed converted   (Line 6)               160,000          160,000          320,000          320,000
        Add interest and amortization charged against income
         for debentures during period  (Line 7)                     190,000          190,000          380,000          380,000
        Tax effect on Line 7                                              -<FA>            -<FA>            -<FA>            -<FA>
                                                                 ----------      -----------      -----------      -----------
9)   Adjusted net loss for fully diluted net loss per share      $ (646,000)     $  (812,000)     $(1,243,000)     $(1,282,000)
                                                                 ==========      ===========      ===========      ===========

ADJUSTMENT OF AVERAGE SHARES OUTSTANDING:
-----------------------------------------
     Primary
     -------
        Average shares outstanding (Line 2)                       5,317,758        3,317,555        5,317,758        3,317,555
        Average shares outstanding (Line 3)                               -                -                -                -
                                                                 ----------      -----------      -----------      -----------
10)  Shares assumed outstanding for primary net loss per
     share                                                        5,317,758        3,317,555        5,317,758        3,317,555
                                                                 ==========      ===========      ===========      ===========
     Fully Diluted
     -------------
        Average shares outstanding (Line 2)                       5,317,758        3,317,555        5,317,758        3,317,555
        Average shares outstanding from assumed exercise of
         stock options (Line 3)                                           -                -                -                -
        Average shares outstanding from assumed conversion
         of preferred stock (Line 4)                              3,760,000        3,760,000        3,760,000        3,760,000
        Average shares outstanding from assumed conversion
         of debentures (Line 5)                                   1,341,076        1,341,076        1,341,076        1,341,076
                                                                 ----------      -----------      -----------      -----------
11)  Shares assumed outstanding for fully diluted net loss
     per share                                                   10,418,834        8,418,631       10,418,834        8,418,631
                                                                 ==========      ===========      ===========      ===========

NET LOSS PER SHARE:
-------------------
     Before Adjustment
     -----------------
        (Line 1 divided by Line 2)                                    $(.16)           $(.30)           $(.31)           $(.50)
                                                                      =====            =====            =====            =====
     Primary
     -------
        Net loss
        (Line 8 divided by Line 10)                                   $(.19)           $(.35)           $(.37)           $(.60)
                                                                      =====            =====            =====            =====
     Fully Diluted<FB>
     -------------
        Net loss<FB>                                                  $(.19)           $(.35)           $(.37)           $(.60)
                                                                      =====            =====            =====            =====

--------------------
<FA>  No tax calculation has been made because of full utilization of all available tax benefits for financial account purposes.
<FB>  Fully diluted net loss per share is the same as primary net loss per share due to anti-dilutive effect of assumed exercise of stock options and conversion of preferred stock and debentures to common stock.

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